Exhibit (n)(3)
POWER OF ATTORNEY
Each officer and director of Blue Owl Technology Income Corp. whose signature appears below constitutes and appoints Craig W. Packer and Jonathan Lamm, and each of them to act without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place, and stead, in any and all capacities, to sign this Registration Statement on Form N-2 and any and all amendments thereto, including post-effective amendments and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed by the following persons in the capacities indicated on April 16, 2025. This document may be executed by the signatories hereto on any number of counterparts, all of which constitute one and the same instrument.

Name	Title

/s/ Craig W. Packer	Chief Executive Officer and Director
Craig W. Packer

/s/ Edward D’Alelio	Chairman of the Board, Director
Edward D’Alelio

/s/ Melissa Weiler	Director
Melissa Weiler

/s/ Christopher M. Temple	Director
Christopher M. Temple

/s/ Eric Kaye	Director
Eric Kaye

/s/ Victor Woolridge	Director
Victor Woolridge

/s/ Jonathan Lamm	Chief Operating Officer and Chief Financial Officer
Jonathan Lamm

/s/ Matthew Swatt	Co-Treasurer, Co-Controller, and Co-Chief Accounting Officer
Matthew Swatt

/s/Shari Withem	Co-Treasurer, Co-Controller, and Co-Chief Accounting Officer
Shari Withem
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